UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 1, 2005
(Date of Report (Date of earliest event reported))

Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	011-11981 (Commission File Number)	52-1449733 (IRS Employer Identification Number)

621 East Pratt Street, Suite 300 Baltimore, Maryland (Address of principal executive offices)	21202 (Zip Code)

(443) 263-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2005, Municipal Mortgage & Equity, LLC (the “Registrant”) appointed Melanie M. Lundquist as its Principal Accounting Officer. Prior to such appointment, Ms. Lundquist was not a principal officer of the Registrant. As a result of Ms. Lundquist’s appointment as Principal Accounting Officer, an employment agreement between Ms. Lundquist and the Registrant dated December 31, 2004 became a Material Definitive Agreement. William S. Harrison, the Registrant’s Chief Financial Officer, will cease to serve as the Registrant’s Principal Accounting Officer, but will continue his other duties. The material terms of this agreement are described under Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2005, the Registrant appointed Melanie M. Lundquist, age 42, as the Principal Accounting Officer of the Registrant. Prior to joining the Registrant, Ms. Lindquist served as Senior Vice President (since November 2002) and Corporate Controller (since May 2000) of The Rouse Company (“Rouse”). In this capacity, she oversaw and directed all accounting and information technology-related activities of Rouse. These activities included the preparation and filing of all Securities and Exchange Commission reports, active participation in all public offerings of debt or equity and maintenance and audit coordination of Rouse’s numerous operating property subsidiaries. At Rouse, Ms. Lundquist was a member of the Management Committee (the committee comprised of its senior management members) and a key member of Rouse’s Disclosure Committee. She has also been very active in the National Association of Real Estate Investment Trusts and previously served as chair of the Financial Accounting Standards Committee of the National Association of Real Estate Companies. Ms. Lundquist has over 20 years of experience in the real estate industry.

The Registrant had entered into an employment agreement with Ms. Lundquist to act as Senior Vice President and Chief Accounting Officer of the Registrant. The employment agreement provides for an annual base salary of $250,000, subject to adjustment, an annual bonus payable in cash, unrestricted shares or restricted shares of between $75,000 and $150,000 during the two-year term of the agreement and a signing incentive in the form of common shares of the Registrant having a total value of $500,000, payable in two installments, based on the closing price of the Company’s shares valued as of December 31, 2004. She will also be entitled to receive benefits as of April 1, 2005. The employment agreement will run for a two-year term to be renewed automatically after that point for one-year terms.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
10.1	Employment Agreement between Melanie M. Lundquist and the Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC
Date: April 1, 2005	By:	/s/ William S. Harrison
William S. Harrison
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Employment Agreement between Melanie M. Lundquist and the Registrant